UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
–––––––––––––
FORM 8-K
––––––––––––––
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 16, 2018
–––––––––––––
Quantum Corporation
(Exact name of registrant as specified in its charter)
–––––––––––––

Delaware	1-13449	94-2665054
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

224 Airport Parkway, Suite 550, San Jose, California (Address of principal executive offices)	95110 (Zip Code)
(408) 944-4000 (Registrant’s telephone number, including area code)
–––––––––––––
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

CEO and Director Appointment

On January 16, 2018, Quantum Corporation (“Quantum” or the “Company”) announced that Patrick Dennis has been appointed as CEO of the Company, effective immediately. Mr. Dennis succeeds Adalio Sanchez who had been serving as Quantum’s interim CEO since November 2017 while the Board searched for a permanent CEO. Mr. Dennis has also been appointed to the Company’s Board of Directors (the “Board”), effective immediately, and Mr. Sanchez will continue serving as a member of the Board.

Mr. Dennis, 41, served as president, CEO and a director of Guidance Software, a provider of cyber security software solutions, from May 2015 until its acquisition by OpenText in September 2017. Before joining Guidance Software, Mr. Dennis served as Senior Vice President and Chief Operating Officer of EMC's Cloud Management Division from October 2013 until April 2015, where he focused on helping enterprise IT groups make hybrid-cloud computing a meaningful part of IT strategy, and was responsible for long-range planning, mergers, and acquisitions, and divisional strategy. Prior to holding this position at EMC, Mr. Dennis was Group Vice President of North American Storage Sales for Oracle Corporation from March 2012 until October 2013, where he led the development of Oracle's commercial business in North America. From September 2000 to March 2012, Mr. Dennis served in various positions at EMC. Earlier in his career, he held leadership and technical roles at Eastman Kodak. Mr. Dennis holds a B.S. in Information Technology from the Rochester Institute of Technology.

In connection with his employment as CEO, Mr. Dennis entered into an offer letter (the “Offer Letter”) with the Company providing for the following terms:

Base salary: $475,000

2019 Bonus Opportunity: Beginning with the Company’s fiscal year ending March 31, 2019 (“fiscal year 2019”), Mr. Dennis will be eligible to participate in the Company’s annual incentive plan on the terms determined by the Leadership and Compensation Committee of the Board (the “LCC”). For fiscal year 2019, Mr. Dennis’ target bonus will be 100% of his annual base salary. In addition, the Board or the LCC may, in its sole discretion, grant additional discretionary bonus amounts to Mr. Dennis.

Equity awards:

Options: Mr. Dennis will be granted an award of options to purchase 250,000 shares of the Company’s common stock (the “Option Award”). The Option Award will vest as to ¼ of the total number of shares on the first, second, third and fourth anniversary of the grant date, subject to Mr. Dennis’ continued service with the Company, and otherwise subject to the Company’s 2012 Long-Term Incentive Plan (the “2012 Plan”).

Restricted stock units (“RSUs”): Mr. Dennis will be granted RSUs covering 125,000 shares of the Company’s common stock (the “RSU Award). The RSU Award will vest in equal annual installments on the first, second and third anniversary of the grant date, subject to Mr. Dennis’ continued service with the Company and otherwise subject to the 2012 Plan.

Performance Units (“PSUs”): In addition to the Option Award and the RSU Award, Mr. Dennis will be granted PSUs covering a maximum of 500,000 shares of the Company’s common stock. The PSUs will vest based on achievement of specified levels of the average of the closing prices for the Company’s common stock as reported on the New York Stock Exchange during the highest of the four quarterly periods ended June 30, 2021 (the “Average Price”), and subject to Mr. Dennis’ continued service with the Company through the date the LCC certifies the achievement of the applicable price target. The PSUs will be granted pursuant to the 2012 Plan and subject to the terms of an award agreement to be entered into. Generally, the PSUs will be subject to the following performance criteria, as determined by the Board or LCC.

•	No PSUs will be earned if the Average Price (rounded true to two decimals) is less than $8.00.

•	One hundred percent (100%) of the PSUs will become eligible to vest if the Average Price is at least $13.00.

•
If the Average Price is between $8.00 and $13.00, the number of PSUs that will become eligible to vest will increase linearly from 0 Shares to 500,000 Shares underlying the PSUs, with an increase of 100,000 Shares for each $1.00 increase in the Average Price above $8.00.

•
Shares underlying the PSUs that become eligible to vest based on Average Price achievement will be scheduled to vest upon the LCC’s certification of Average Price achievement on June 30, 2021, subject to Mr. Dennis’ continued service through such date, and subject to any legal or other requirements.

•
In the event of a Change of Control (as defined in the Change of Control Agreement described below) while the PSUs are outstanding, the number of Shares underlying the PSUs that will become eligible to vest based on Average Price achievement will be determined based on the value or amount of the consideration payable to holders of Company’s common stock in connection with the Change of Control, provided that vesting will be subject to continued service with the Company (or its successor as applicable) through June 30, 2021, subject to any earlier vesting under the 2012 Plan, the award agreement governing the PSUs, or the Change of Control Agreement.

Relocation Expenses: Mr. Dennis agreed to relocate to Denver, Colorado and he will be reimbursed for reasonable expenses related to his relocation, not to exceed $150,000. Such relocation expenses are subject to repayment if Mr. Dennis voluntarily terminates his employment prior to the 12-month anniversary of his start date or he is terminated for Cause (as defined in the Change of Control Agreement).
Severance and Change of Control: Mr. Dennis has entered into a Change of Control Agreement with the Company (the “Change of Control Agreement”), under which, if a Change of Control of the Company occurs and within 12 months following the Change of Control, Mr. Dennis’ employment with the Company ends as a result of an Involuntary Termination (as each such term is defined in the Change of Control Agreement), the Company will provide to Mr. Dennis the following severance payments and benefits:

•	a lump sum cash payment equal to eighteen (18) months of his then-annual base salary and target bonus,

•	100% accelerated vesting of his then-outstanding equity awards, and

•
Reimbursement of premiums for eighteen (18) months continued COBRA coverage for Mr. Dennis and his eligible dependents (or such earlier date that Mr. Dennis is no longer eligible for COBRA), subject to the terms set forth in the Change of Control Agreement.

In addition, under the terms of the Offer Letter and in a context other than a Change of Control, if Mr. Dennis’ employment with the Company is Involuntarily Terminated other than for Cause (and other than due to his death or Disability, as such term is defined in the Change of Control Agreement), the Company will provide to Mr. Dennis the following severance payments and benefits:

•	a lump sum cash payment equal to twelve (12) months of his then-annual base salary,

•
vesting credit for a pro-rata portion of any Performance Vesting Equity Awards that would have become vested as of the termination date had the vesting criteria been solely based upon achieving the designated Average Price level for the 90 calendar days preceding the termination date. For purposes of calculating the pro-rata portion, the number of earned PSUs based on the actual Average Price as determined above shall be multiplied by a ratio consisting of the number of days from the start date through the termination date in the numerator and the number of days from the start date through June 30, 2021 in the denominator, and

•
Reimbursement of premiums for twelve (12) months continued COBRA coverage for Mr. Dennis and his eligible dependents (or such earlier date that Mr. Dennis is no longer eligible for COBRA), subject to the terms set forth in the Offer Letter.

The severance payments are subject to Mr. Dennis entering into and not revoking a release agreement in substantially the form attached to the Change of Control Agreement following his termination.
The Offer Letter also contains a non-solicitation agreement in effect during the period of Mr. Dennis’ employment and 12 months after termination

There are no arrangements or understandings between Mr. Dennis and any other persons pursuant to which he was selected as Chief Executive Officer or a director. There are no family relationships between Mr. Dennis and any director or executive officer of the Company and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

The Offer Letter, Change of Control Agreement and Press Release announcing Mr. Dennis’ appointment are filed herewith as Exhibits 10.1, 10.2 and 99.1, respectively, and are incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits
(d) Exhibits

Exhibit Number	Description
10.1	Offer Letter between Quantum and Patrick Dennis, dated January 16, 2018
10.2	Change of Control Agreement between Quantum and Patrick Dennis, dated January 16, 2018
99.1	Press Release dated January 16, 2018

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUANTUM CORPORATION

/s/ SHAWN D. HALL
Shawn D. Hall
Senior Vice President, General Counsel and
Secretary

Dated: January 22, 2018

EXHIBIT INDEX

Exhibit	Description
10.1	Offer Letter between Quantum and Patrick Dennis, dated January 16, 2018
10.2	Change of Control Agreement between Quantum and Patrick Dennis, dated January 16, 2018
99.1	Press Release dated January16, 2018